Exhibit 99.1

May 31, 2024	Analyst Contact:	Erin Dailey 918-947-7411
	Media Contact:	Leah Harper 918-947-7123

ONE Gas to Participate in Mizuho Mid-Cap Utilities Conference

TULSA, Okla. – May 31, 2024 – ONE Gas, Inc. (NYSE: OGS) today announced it will participate in the Mizuho Mid-Cap Utilities Conference on Monday, June 3, 2024, in New York City, New York.

Robert S. McAnnally, president and chief executive officer and Christopher Sighinolfi, senior vice president and chief financial officer, will be conducting a series of meetings with members of the investment community.

The materials utilized at the conference will be accessible on the ONE Gas website, www.onegas.com/investors/events-and-presentations, on Monday, June 3, 2024, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol "OGS." ONE Gas is included in the S&P MidCap 400 Index and is one of the largest natural gas utilities in the United States.

Headquartered in Tulsa, Oklahoma, ONE Gas provides a reliable and affordable energy choice to more than 2.3 million customers in Kansas, Oklahoma and Texas. Its divisions include Kansas Gas Service, the largest natural gas distributor in Kansas; Oklahoma Natural Gas, the largest in Oklahoma; and Texas Gas Service, the third largest in Texas, in terms of customers.

For more information and the latest news about ONE Gas, visit onegas.com and follow its social channels: @ONEGas, Facebook, LinkedIn and YouTube.

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